SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 31, 2004



                            ASTEA INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


          Delaware                  0-26330                    23-2119058
(State or Other Jurisdiction      (Commission               (I.R.S. Employer
      of Incorporation)           File Number)            Identification No.)


                               240 Gibraltar Road
                           Horsham, Pennsylvania 19044
                    (Address of principal executive offices)


                                 (215) 682-2500
              (Registrant's telephone number, including area code)








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ITEM 7. EXHIBITS

Exhibit 99        Corrected Press Release dated March 30, 2004

ITEM 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

On March 30, 2004, Astea International Inc. issued a press release to report the results for the three months and year ended December 31, 2003, and the outlook for the first quarter of 2004. Unfortunately, due to an editing oversight, the press release contained errors in the second and third paragraphs, which slightly overstated the amount of the net loss.

In the second paragraph, the press release indicated that the net loss for the fourth quarter was $2.1 million (or $0.73 per share). The actual net loss was $2.0 million (or $0.68 per share).

In the third paragraph, the press release indicated that the net loss for 2003 was $5.7 million (or $1.94 per share). The actual net loss was $5.5 million (or $1.89 per share).

Attached as an Exhibit is the corrected version of the press release, which was posted today on the Astea website.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Current Report on Form 8-K/A and the Exhibit attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


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                                  EXHIBIT INDEX

Exhibit Number             Description

99                         Corrected Press Release dated March 30, 2004




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Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ASTEA INTERNATIONAL INC.


Date:  March 31, 2004               By: /s/ Zack B. Bergreen
                                        ---------------------------
                                        Zack B. Bergreen
                                        President and Chief Executive Officer

                                    By: /s/ Fredric Etskovitz
                                        ---------------------------
                                        Fredric Etskovitz
                                        Chief Financial Officer



















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